Form C

Cover Page

Name of issuer:

Perchance, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: FL

Date of organization: 10/10/2013

Physical address of issuer:

1200 Brickell Bay Drive #3415
Miami FL 33131

Website of issuer:

http://www.perchanceapp.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

4/11/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$12,616.00	$82.00
Cash & Cash Equivalents:	$12,564.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$450.00
Long-term Debt:	$40,507.00	$23,483.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($4,040.00)	($21,538.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Perchance, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Dave Gottesmann	CEO	Perchance, Inc.	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Eduardo Assola	CTO	2016
Josh Baker	President	2013
Josh Baker	Secretary	2013
Josh Baker		2013
Dave Gottesmann	Treasurer	2013
Dave Gottesmann	CEO	2013
Dave Gottesmann		2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Josh Baker	415,000 Voting Shares	47.0
Dave Gottesmann	475,000 Voting Shares	53.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> We may not get enough users on our application for it to succeed. Therefore, we may have to shut down the business entirely.
>
> Users may not subscribe to premium (pay) features which may lower our profits. This would hinder our runway and possibly close the business sooner than expected.
>
> User may not appreciate the application enough to use the application often enough and our application may not get enough traction. This would severely hinder our business and likely end our work on Perchance.
>
> We may not get advertising on our application which slows our growth and lowers our revenue/projections/runway.
>
> A massive influx of users could slow down our server. This would cause a delay in our business.
>
> Death, severe illness, or critical injury to David Gottesmann, Josh Baker, or Eduardo Assola could occur. This could create a disruption in company leadership that would be difficult to recover from.
>
> Our application might need to pivot which would slow down our growth for a period of time. This could slow down our business for an extended period of time.
>
> After our initial runway, if we do not succeed in obtaining enough revenue or a second round of funding, we might not be able to expand to other markets which would be burdensome for our company. This event could hinder our business to the point where we would have to shut down.
>
> A malicious hacking attack (i.e. DDOS) on Perchance servers could shut down service.
>
> Severe economic downturn could slow growth of user acquisition, and/or make it challenging to raise additional venture/growth capital as the company progresses.

Failure to attract competent talent (Developers, sales, management, etc.) to execute of the plans of the company could hinder our business in the future.

Malicious internal attack by disgruntled employee(s) on our operations or software could put us into a position that would be very difficult to recover from.

Extremely competitive and well funded competitor(s) enters market and undermines Perchance's value and user base. A threat like this could come from existing large incumbent players, or other known or unknown early stage competitors.

Unforeseen and aggressive regulatory laws effecting the connecting of people using GPS capabilities (or other integral parts of the dynamic of our application) could harm the industry in a material way that makes the business no longer viable.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Perchance is currently an S Corp. The company must convert to a C Corp prior to completing this fundraise.

Eduardo Assola is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Dave Gottesmann is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Josh Baker is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: We will use these funds to pay a team for the back-end development of our application and push marketing efforts of Perchance for 4 months in South Florida.

Marketing efforts include direct Facebook advertising to prospective users within our key demographics, and advertising in high foot traffic and traveled areas in South Florida. This includes the usage of street signage, ads within highly populated malls, an ad which fully wraps a monorail train which travels throughout the entire downtown area of Miami, and the hosting of events in popular venues throughout South Florida to raise awareness to our application.

The application will be tested and completed as well as available for download in the Google Play(Android) and App Store (Apple).

If we raise: **$107,000**

Use of Proceeds: We will use these funds to pay a team for the back-end development of our application and push marketing efforts of Perchance in South Florida for 8 months.

Marketing efforts include direct Facebook advertising to prospective users within our key demographics, and advertising in high foot traffic and traveled areas in South Florida. This includes the usage of street signage, ads within highly populated malls, an ad which fully wraps a monorail train which travels throughout the entire downtown area of Miami, and the hosting of events in popular venues throughout South Florida to raise awareness to our application.

The application will be tested and completed as well as available for download in the Google Play(Android) and App Store (Apple).

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments"

screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

<u>The Company's right to cancel.</u> The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$4 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights.

Execution. Investors who invest less than **$100,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the
terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis.
Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **Is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **Is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **Is** or **Is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Non-Voting Common Stock	110,000		No
Voting Common Stock	890,000	890,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

We have no outstanding loans. Our financials list ~$40,500 in liabilities for 2016 which accounts for money spent by founders for operating capital and the value of investments into the SAFE round. No money is owed back. There is no debt outstanding. But, there is a SAFE round valued at $25,500 from the Friends and Family round which *if and when* it converts the investors in this round will be receiving equity in Company. The SAFE raise is included in the value of the liabilities listed.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
1/2017	Section 4(a)(2)	SAFE	$25,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

In January 2016 Gary Gottesmann (the father of CEO Dave Gottesmann) and several other investors invested in Perchance via a SAFE with a 20% discount rate. This agreement grants the investors in this round a future interest in equity which converts at the time Company has a raise of $250,000 or greater.

The remainder of liabilities in reference to loans from shareholders listed with a total value of $40,507 in 2016 and $28,483 and 2015 include the total value of the SAFE Round of $25,500 with the remaining difference being money spent by shareholders David Gottesmann and Josh Baker for the general operation (operating capital) of Company. The total of $68,990 minus $25,550 comes to $43,440 of monies spent by shareholders David Gottesmann and Josh Baker between 2015 and 2016. No money is owed back to the founders.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Perchance is a smartphone app that offers users a second chance at reconnecting with someone they may have shared a passing moment with. Using GPS, Perchance locates other users that were in your immediate vicinity at the same time as you. If two users confirm a missed connection, the Perchance app gives them the ability to coordinate a time and venue to meet.

Although our business is pre-revenue, we expect it to grow in the coming years, due to the high demand for a mobile application in the missed connection market and the vast amount of single people using mobile phones for their dating needs. Although there is no guarantee that our predictions are correct, we generally expect to see new trends in our revenue and cash flows in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Historical Results of Operations

We have spent approximately $25,000 over the past two years building the company including branding, incorporation and app development. The app is currently not complete and aside development and fundraising there have been no operating activities.

Perchance is currently filed with the IRS as an S Corp. If the company receives enough interest in the Wefunder fundraise, the company will convert to a C Corp prior to culmination of the fundraise.

Liquidity + Revenue Sources
Our mobile application will generate revenue through advertising, sponsorships both local and national, and through paid premium subscription services.

We have spent approximately $25,000 over the past two years building the company including branding, incorporation and app development.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

We had $6,974 in cash on hand as of 08/27/17. We spent $550 in July 2017. When we ramp up production we expect monthly expenses to increase to approximately $9,000. We cannot move forward with development without a successful crowdfunding round.

If we raise $50,000 we anticipate using our available cash within 4 months to complete the development of our application and market the app. We base this estimate on local prices for the estimated amount of marketing within the plans of our budget. We expect that the proceeds of this offering will improve our liquidity and provide capital to pursue the proper development and the marketing of our application in order to on-board users resulting in the successful launch of our mobile application.

Once we receive funding our average monthly burn rate will be between $8,000 and $10,000 month for at least 8 months. If we are able to achieve our goal of $100k in fundraising we would have 8 months of runway. If we receive $50k this will give us 4 months of runway. If we don't receive funding we won't be able to develop the application nor earn any revenue.

In the future, we will earn revenue by charging for subscriptions and charging for advertising and promotional opportunities focused on our unique user demographic.

Capital Resources

To date, we have financed our operations through a Friends and Family Round which was used to create the branding and marketing of our application, completion of the front-end development, promotional materials pertinent to the crowdfund launch, and the beginning of the back-end development of our mobile application.

We are pre-revenue and hope to earn money as soon as the next fiscal year once we raise the necessary funds to market and complete our mobile application.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Dave Gottesmann, certify that:

(1) the financial statements of Perchance, Inc. included in this Form are true and complete in all material respects; and

(2) the tax return information of Perchance, Inc. included in this Form reflects accurately the information reported on the tax return for Perchance, Inc. filed for the fiscal year ended 2016.

Dave Gottesmann

CEO

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.perchanceapp.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Perchance $4M SAFE

Appendix C: Financial Statements

Financials 1
Financials 2

Appendix D: Director & Officer Work History

Dave Gottesmann
Eduardo Assola
Josh Baker

Appendix E: Supporting Documents

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INVEST IN PERCHANCE

Turn "The one that got away" into "The one."

$0
raised of $50K goal

$100 min **INVEST**
by Wefunder Portal LLC

Future Equity (SAFE)
$4M valuation cap
A SAFE gives you the right to future shares in Perchance. If you invest, you're betting the company will be worth more than $4M in the future.

> *Perchance is a mobile app that offers users a second chance at reconnecting with someone they may have shared a passing moment with. Using GPS, Perchance locates other users that were in your immediate vicinity at the same time as you. If two users confirm a missed connection, the Perchance app gives them the ability to coordinate a time and venue to meet. We turn a passing glance into a second chance.*



Dave Gottesmann
CEO, PERCHANCE

OUR AMBITION

We'll launch and test Perchance in a South Florida market that includes heavily populated cities like Miami, Fort Lauderdale, and Boca Raton, incorporating user feedback into successive versions before a nationwide launch. Through heavy marketing and advertising channels, our goal is to engrain Perchance into the minds of singles who are tired of swiping, scrolling, and substituting superficial matches for real life organic connections. Perchance is the "anti-dating app" reconnection app.

DOCUMENTS

Slide_Deck.pdf

perchanceapp.com

SOCIAL TECH SOFTWARE COCKTAILS LIFESTYLE ENTERTAINMENT DATING ADVENTURE BARS & CLUBS MISSED CONNECTIONS LOVE DATING LOCATOR COMMUNITY LEISURE BARS & CLUBS CROWDFUNDING MOBILE RESTAURANT NIGHTLIFE SERVICES TRAVEL APP

WHAT IS THE PERCHANCE EXPERIENCE?

Perchance is always pushing proactivity through 3 main actions:
1) Find a missed connection 2) Confirm the missed connection 3) Reconnect



What We Do
Benjamin
Let's meet
At this recommended spot
A shared moment? See Perchance users near location of missed connection
Did we share a moment? Reach out to missed connection
Yes? Lets meet! Coordinate place and time to reconnect

THE DATING APP MARKET

Perchance is not a dating app. Perchance is a reconnection app for two people who have already established chemistry. Perchance does not rely on algorithms or endless profiles of irrelevant people miles away. Perchance relies on you, the user, to establish an organic connection with another person.... [+ READ MORE]



Organic
Algorithmic
Web Centric
Mobile Centric
craigslist
perchance
how about we
SKOUT
badoo
happn
tinder
1.2 billion computers
Competition
Population of 7 billion
6 billion cell phones
match.com
PlentyOfFish
eHarmony
chemistry.com
ZOOSK
okcupid
coffee meets bagel
Hinge

GO-TO-MARKET STRATEGY

We will roll Perchance out in the South Florida market first. Our goal is to introduce Perchance to a receptive market, establish a competitive edge, and iterate quickly based on user feedback before expanding to a nation wide launch. South Florida provides an ideal test market as it's comprised of... [+ READ MORE]


Initial Market: Why South Florida?
South Florida has the
HIGHEST PERCENTAGE
OF SINGLE PEOPLE
in the United States from
34.5% → 37.2%
TOP 10
South Florida has two of the
top 10 and three of the top 30
MOST POPULATED SINGLES
AREA IN THE COUNTRY
=
2.35M SINGLES
(Palm Beach, Broward,
Miami-Dade, Monroe Counties)

BRAND DOMINANCE

Our marketing strategy includes good old fashioned advertising in high foot traffic areas within the major South Florida cities. By placing our ads in strategic locations where missed connections are more likely to occur, we ensure that we embed our brand within the collective consciousness of the... [+ READ MORE]


per chance
The one
that got
away
Ad placement in high traffic hubs

MEET THE FOUNDERS

The Perchance Team



Dave Gottesmann

CEO

Entrepreneur, Enthusiastic Co Founder, Dealmaker, and Attorney. George Washington University and University of Miami School of Law Alum.



Josh Baker

President

Passionate Co Founder and Product Manager. Co Founder @ Brewswap. Rutgers alum.

AND THE REST OF THE TEAM



Eduardo Assola

CTO

Over 20 years programming, architecting, and leading technology projects to create solutions for modern trends.

DETAILS

– COLLAPSE ALL

What's new about what you're making? How is it different?

Perchance is an app that puts the power back into the hands of the user by removing their dependency on dating apps. We believe that dependence on dating apps has led to a passive dating culture that has blinded people to the world of opportunity that exists around them at every moment. It's these real life, organic, seemingly random moments between two people that are often the most powerful. A glance across the train, a shy smile with someone across the street or at the bar. These fleeting moments have a way of energizing us with all of the possibility that exists if you could simply say "hi".

However, we know from experience that it's not always that easy. For that reason, we designed Perchance to give people the opportunity to reconnect with a missed connection where the spark and chemistry was natural and not artificially created through an algorithm. We push proactivity by giving users the ability to easily coordinate a day, time, and venue to meet through our app. Too often with dating apps, the momentum is lost after a few messages are exchanged and communication ceases. With Perchance, users can turn that shared moment into a shared drink.

Who are your competitors? How are you different?

Our major competition comes from dating apps such as Tinder, OkCupid, Happn etc. The major difference between Perchance and currently popular dating apps is that the existing dating apps all share the same underlying strategy: inorganically and artificially create a spark between two strangers based on superficial photos. This has been the strategy since the first online dating sites emerged in the 90s and hasn't changed much in the last 20 years even if on the surface, current apps look more polished and entertaining. Swipe burnout is real. As with everything, it reaches a point of saturation where there's only so many nuances and gimmicks an app can utilize to differentiate itself from the competition.

Perchance wants to ditch the swipe and scroll scene entirely. We want users to keep their phones in their pockets and their eyes on the people they interact with at every moment of their lives. That's where the magic lies and there's no substitute for an organic spark between two people who feel a connection in real time. If you have a moment with someone: take action! Search for that person on Perchance. If you find that person on Perchance, take action! Set up a time and place to reconnect via the app. We are constantly pushing action and proactivity. There's a reason you felt attracted to this person, let us give you that second chance to keep that positive momentum going!

What do you understand about your business that others don't get?

"For all sad words of tongue and pen, The saddest are these, 'It might have been'. " What dating apps fail to recognize is that it's not the person who didn't "swipe right" on me that keeps me up at night. Rather, it's the person who locked eyes with me on a busy street on my way to work and flashed me the most beautiful smile that I ever saw. It isn't the person's photo that I saw while scrolling through hundreds of other photos that makes me think, "what if" ? It's the person who was carrying a book by my favorite author who glanced back at me just as I paid for my coffee only to turn around and notice they were gone. These are the moments that make up a "life", ones that can't be artificially duplicated. Perchance does not want to create an attraction. Perchance wants to enable it once it has already been established.

How big is the market?

Our initial market will be South Florida which has the highest percentage of single people in the United States and includes over 2.5 million single people. Furthermore, South Florida has 2 of the Top 10 single populated areas (and 3 of the Top 30) in the U.S., where around 40% of the entire population is single. Miami is ranked the best city in the country for single people and this region has about half a million college students who are predominately single. You can imagine how ripe this region is for a new app like Perchance!

Once successful in the South Florida region we will be launching our app country wide where the U.S. adult population is about 265 million people in which 15% used dating apps in 2015. While this percentage is increasing, this current population of 40 million singles using dating apps will be in the market to use our product.

How will you make money?

We have three revenue streams. These are through our freemium model/subscriptions, ad revenue, and sponsorships.

Perchance will be a freemium app, which will have unique upgraded premium features, which can be unlocked when a user subscribes to such features using our app's currency, Pips. These features include more Perchance Moments, personalized suggestions, customized alerts, etc. We can use the valuable data we receive encompassing user habits to understand what type of person they are interested in. An example of a premium feature using this information will be a customized alert which notifies a Perchance user when users that match their preference are at an establishment nearby. If a particular user has a history of missed connections with brunettes, or users who like who like running, etc. he/she can be alerted when several of these users are at a local establishment nearby. This increases the chances of a Perchance user connecting with someone that very night.

We will also partner with local and national brands (when appropriate) by understanding what our users are interested in and which establishments they are visiting. We will place ads that truly speak to our users interests and promote community within our app such as discounts at local restaurants, bars, coffee spots etc.

How do you acquire customers?

We will acquire users initially with target marketing within our initial market of South Florida. We will do this by implementing targeted Facebook ads, local television and radio spots, the usage of social media, and aligning with local and hotspots. We will host launch parties at popular venues in South Florida as well.

We will get out in front of new users by marketing our app using street billboards in high foot and car traffic areas and fully wrapping a main monorail train which goes through the entire main area of downtown Miami. The areas are strategically chosen where thousands of missed connections occur each week and include train platforms, busy streets, popular malls, etc. We will also work to get good Press and the timeless marketing tool of Word of Mouth.

Once nationwide we will pivot using ads that target our demographic nationwide which include events at hotspots and placement in high foot traffic areas in each city, partnering with social media influencers with extensive followers, popular relevant podcasts, nationwide Facebook and other social media apps, etc.

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO PERCHANCE

1.

We may not get enough users on our application for it to succeed. Therefore, we may have to shut down the business entirely.

2.

Users may not subscribe to premium (pay) features which may lower our profits. This would hinder our runway and possibly close the business sooner than expected.

3.

User may not appreciate the application enough to use the application often enough and our application may not get enough traction. This would severely hinder our business and likely end our work on Perchance.... **READ MORE**

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Perchance is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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David Gottesmann, Esq.

CEO, Co-Founder, Perchance, Inc.

Perchance, Inc. • University of Miami School of Law

Miami, Florida • 500+

Connect | Send InMail

I'm currently developing a solution using modern technology to improve the way people connect in today's dating world.

Media (2)



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Experience

Co-Founder, CEO
Perchance, Inc.
Oct 2013 – Present • 4 yrs 1 mo
Miami, FL

Contract Attorney
Mandel & Mandel, LLP
Mar 2014 – Oct 2014 • 8 mos
Miami,FL

Litigation Support Attorney
Hall Lamb & Hall P.A.
Dec 2011 – Mar 2014 • 2 yrs 4 mos
Miami, FL

Assisted with a complex business litigation matter. Reviewed, analyzed, coded, organized and summarized voluminous discovery documents in chronological narrative form for the firm's Partner.

Associate
The Law Offices of George Nachwalter
Mar 2012 – Jan 2013 • 11 mos
Miami, FL

Areas of practice include criminal, personal injury, immigration, negligence, foreclosure law, etc.

Litigation Support Attorney
Hunton & Williams LLP / Special Counsel
Mar 2011 – Aug 2011 • 6 mos
Miami, FL

Provide legal support in connection with a cross-border RICO and money-laundering lawsuit.

See more positions

Education

University of Miami School of Law
Juris Doctor
2004 – 2007

The George Washington University
B.A. Criminal Justice, Minor: Exercise Science
1999 – 2003

Featured Skills & Endorsements

Skill	Endorsement
Legal Writing · 23	Endorsed by Preston Clark, who is highly skilled at this
Commercial Litig... · 12	Endorsed by Joshua Entin, who is highly skilled at this
Courts · 8	Endorsed by scott leeds, who is highly skilled at this

See 24 more skills

Recommendations

Received (1) | Given (1)

Adam Spector
Co-Founder and Chief Business Officer at LiftIgniter
September 28, 2017, Adam and David were students together

Dave is a great leader whose intelligence and dedication to his work are top notch. He's always thinking ahead and is already an experienced entrepreneur. On top of that, he is a caring person I'm sure will make a difference in this world. We need more people like him in the tech community.

Interests

Wefunder
739 followers

Apple
3,653,149 followers

Julie Meyer
Founder at EntrepreneurCountry Global
208,278 followers

Y Combinator
16,994 followers

Mark Cuban
President
2,854,650 followers

The George Washington University
211,137 followers

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Eduardo Assola

Founder & CEO at UP3 Group

UP3 Group

Miami/Fort Lauderdale Area • 496

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Application Developer, Database Administrator, and Project Manager in a wide variety of business applications. Particularly client/server applications and database design using AJAX/PHP/MySQL. Always interested in migration projects, on-going applications, and brand new ideas/projects.

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Eduardo's Activity

495 followers

+ Follow

BridgeInvest Funds $8.0 MM Loan for 500-Acre Agricultural Portfolio in Homestead
Eduardo liked

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Experience

Founder & CEO
UP3 Group
Jun 2007 – Present • 10 yrs 5 mos
Miami/Fort Lauderdale Area

CTO
Perchance
Oct 2016 – Present • 1 yr 1 mo
Miami, FL

In charge of bringing the ideas from the founders into a detailed and well rounded mobile application with a scalable backend architecture and growth model.

Senior WebDeveloper and CTO
Elite International Realty
Jul 2002 – Aug 2005 • 3 yrs 2 mos

Senior WebDeveloper
Terra/Lycos/MedicinaNews
Sep 1999 – Jun 2002 • 2 yrs 10 mos
Miami/Fort Lauderdale Area

Managed the development of Terra/Lycos Health Channel.

Featured Skills & Endorsements

Skill	Endorsements
CSS · 17	**Aline De Medeiros and 16 connections** have given endorsements for this skill
E-commerce · 14	**Diogo Barbur Maltarollo and 13 connections** have given endorsements for this skill
PHP · 12	**Daniel Ickowicz and 11 connections** have given endorsements for this skill

See 29 more skills

Recommendations

Received (1) Given (0)

Katiucia (Kati) Castroneves
HCA East Florida Division
August 24, 2007, Katiucia (Kati) was a client of Eduardo's

Eduardo is a hard worker, very professional, creative, punctual and trustworthy.

Accomplishments

3 **Languages**
English • Portuguese • Spanish

Interests

UP3 Group
23 followers

Mark Cuban
President
2,854,647 followers

Ben Horowitz
Horowitz at Andreessen Horowitz
225,064 followers

Kevin O'Leary
Contributor/Investor at CNBC & Shark Ta...
957,191 followers

Apple Professionals
142,288 members

Eduardo Saverin
Co-Founder, Facebook Inc.
834,734 followers

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Josh Baker

Associate Product Manager at American Express Enterprise Digital

American Express Enterprise Digital • Rutgers University-New Brunswick

Greater New York City Area • 305

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Passionate product manager, collaborator, and self starter with a knack for taking products from ideation to market.

Experience

Associate Product Manager
American Express Enterprise Digital
Aug 2017 – Present • 3 mos
New York, New York

Co Founder
Brewswap
Mar 2016 – Present • 1 yr 8 mos

Brewswap is a craft beer mobile application and social discovery tool that gives users the opportunity to interact with fellow craft beer enthusiasts throughout the country and swap microbrews from local markets otherwise inaccessible to them. Created and led product and user acquisition strategy. Brewswap has been featured on coolmaterial.com, craftbeer.com, porchdrinking.com and other craft beer blogs and has generated over half a million user actions within 10 months post release.

• Spearheaded product development roadmap for mobile application.
• Conducted competitive analysis and user behavior research for product and user trends.
• Prioritized and drove new features through market research and incorporating feedback via user acceptance testing.
• Implemented email campaigns using A/B testing to optimize user retention and engagement.

Co Founder
Perchance
Oct 2013 – 2016 • 3 yrs

Perchance was a reconnection application that gave users the ability to access a hyperlocal map in real-time of Perchance users around them in the event of a missed connection. Perchance users had the ability to confirm a missed connection with other users, suggest and coordinate a day, time, and venue to reconnect in-person based on proximity via the Yelp API, and set reservations via OpenTable.

• Assembled and effectively managed four person team located across country to refine idea for mobile application.
• Worked directly with Creative Principal overseeing front end development process from ideation to completion of UI/UX based on wireframe specifications.
• Developed marketing strategies and promotional campaigns to increase brand awareness and acquire users.
• Created fundraising campaign including content for pitch materials that raised $30k in funding.

Media (1)



Perchance reconnection app demo

Project Manager
PSL Research
Jan 2012 – Jul 2014 • 2 yrs 7 mos
Greater New York City Area

Project Analyst
Kantar Health
Apr 2010 – Jan 2012 • 1 yr 10 mos

Education

Rutgers University-New Brunswick

Featured Skills & Endorsements

Quantitative Rese... · 13 — Endorsed by **Robert Batemarco and 1 other who is highly skilled at this**

Competitive Intel... · 8 — Endorsed by **Nelson Davis, who is highly skilled at this**; Endorsed by **2 of Josh's colleagues at Kantar Health**

Market Research · 7 — Endorsed by **Maggie Monney and 2 others who are highly skilled at this**

See 38 more skills

Interests

Cota Healthcare
4,355 followers

Rutgers University
268,516 followers

WeWork
95,056 followers

Creative Product Managers
77,652 members

The Accidental Product Manager
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Beyond
5,952 followers

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